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                                                                       Exhibit 7

PROCEDURE NAME:           Proxy Voting Procedures & Proxy Voting Guidelines

RELATED POLICY:           Proxy Voting

EFFECTIVE DATE            June 15, 2004

RESPONSIBLE               Operations Administrator
PERSON:

DETAILED                  1.0  PROXY VOTING IN GENERAL
PROCEDURES:
                          Proxy votes for client accounts of Clough Capital will be handled by the Operations Administrator, who will gather all required proxy votes, vote them according to the attached guidelines (Appendix A), prepare the information required in order for ALPS to make the required filings for the mutual fund, and then store them in the Proxy Voting Files for the required period of time. For issues not addressed by the Proxy Voting
                          Guidelines, or for those issues where a determination is made by one of the persons listed in section 4.0 that a vote according to the established Guidelines would not be in the economic interest of a client account, the Operations Administrator will refer the matter to the Compliance Committee for resolution.

                          2.0  OPERATIONS ADMINISTRATOR

                          The duties of the Administrator will include the following:
                              - Gather proxies sent to Clough Capital for each of the securities held by a client account or fund
                              - Log each proxy into tracking spreadsheet (Appendix B) with all required information listed in section 3.0
                              - Compare the proxy proposals against the Proxy Voting Guidelines & vote all that can be voted based on guidelines
                              - Submit proxies that are not addressed in the Guidelines to PM's/Analysts for their opinion
                              -    Update tracking spreadsheet for votes cast
                              - Store original proxy and how voted in the Proxy Voting Files
                              - Summarize for the mutual fund at end of year (June 30th) and send to ALPS to complete the Form N-PX for filing with SEC by August 31st

                          3.0  PROXY VOTING RECORD REQUIRED

                          The following information must be recorded and saved by the Administrator for each proxy vote of each security:
                              -    Name of the issuer of the portfolio security
                              -    Exchange ticker symbol of the portfolio
                                   security
                              -    CUSIP for the portfolio security (if
                                   available)
                              -    Shareholder meeting date
                              -    Brief identification of matter voted on
                              - Whether the matter is proposed by issuer or a security holder
                              -    Whether fund cast its vote on the matter
                              -    How the fund cast its vote
                                   (for/against/abstain)

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                              -    Whether fund cast its vote for or against the
                                   management position on the issue

                          This information is required to be filed with the SEC electronically via Form N-PX for all registered investment companies (mutual funds) no later than August 31 for the most recent 12 month period ended June 30. This will be done by the fund's administrator, ALPS Mutual Fund Services, for the mutual fund sponsored by Clough Capital, but ALPS will need this information from Clough. The information also needs to be sent to ALPS for posting to the fund's website for access by shareholders.

                          4.0  CONTRADICTION TO PROXY VOTING GUIDELINES

                          For the proxy issues outlined in the attached Proxy Voting Guidelines, the Clough Capital voting position will generally be as listed, unless an analyst, trader, or partner of the firm believes that voting a particular proxy in accordance with the stated guideline would not be in the best economic interests of a client account, in which case that person should bring the matter to the attention of the Operations Administrator. The Administrator will then refer the matter to the Compliance Committee for resolution. Votes in contradiction to the established Proxy Voting Guidelines will be documented in an appropriate memo to file.

                          4.1 VOTES ON ISSUES NOT LISTED IN THE PROXY VOTING GUIDELINES

                          If a proxy vote is received and the Operations Administrator cannot find the particular issue to be voted on the Proxy Voting Guidelines, then the Administrator must summarize the issue and then bring it to the attention of the analyst covering that industry and the relevant portfolio manager for consideration. Once there has been determination made as to how to vote the issue, the analyst should update the Proxy Voting Guidelines for guidance on future, similar issues.

                          5.0  RECORD KEEPING REQUIREMENTS

                          Clough Capital must keep accurate books and records, including those relating to proxy voting. The records that must be maintained in accordance with the Record Keeping Policy are listed under Records Produced below. The Operations Administrator will be responsible for ensuring that the records listed are maintained.

RECORDS                       -    Proxy statements received regarding client
PRODUCED:                          securities
                              -    Records of votes cast on behalf of clients
                                   (Proxy Voting Tracking Spreadsheet)
                              -    Information gathered for the filing of Form
                                   N-PX
                              -    Form N-PX filed by August 31st of each year
                                   for preceding year ended June 30th.
                              -    Records of client requests for proxy voting
                                   information
                              -    Any documents prepared by Clough Capital that
                                   were material to making a decision how to vote or that memorialized the basis for the decision

EVIDENCE OF               On a quarterly basis, the Compliance Director will
SUPERVISION:              examine the proxy voting files and ensure that all
                          proxies were voted in accordance with the Policy and documented accordingly, including any votes that presented a potential or actual conflict of interest.

RECORD KEEPING:           Records will be maintained for 2 years on site and 3
                          years offsite, except for records for registered mutual funds, which will be maintained for 2 years on site and 4 years offsite.

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                                   APPENDIX A
                             PROXY VOTING GUIDELINES

For the following proxy issues, the Clough Capital voting position will generally be as listed, unless an analyst, trader, or partner of the firm believes that voting a particular proxy in accordance with the stated guideline would not be in the best economic interests of a client account, in which case that person should bring the matter to the attention of the Operations Administrator. The Administrator will then refer the matter to the Compliance Committee for resolution as outlined in the Proxy Voting Procedures.

CATEGORY OF ISSUE      ISSUE                                CLOUGH POSITION      RATIONALE/REASONING
---------------------------------------------------------------------------------------------------------------
Board of Directors     Election of Directors                Support Management   Where no corporate governance
                                                            Recommendations      issues are implicated

                       Changes in Board of Directors        Support Management   Management in best position to
                       (removals of directors; filling      Recommendations      know if best for company
                       of vacancies; fixing size of
                       board)

                       Other Issues (e.g. Classified        Generally Support    So long as in best economic
                       Board; Liability of Board;           Management           interests of clients
                       Qualification of Directors)          Recommendations

Capital Structure      Increase in common stock             Support Management   Management in best position to
                                                            Recommendations      know if best for company

                       Reclassification of common stock     Support Management   Management in best position to
                                                            Recommendations      know if best for company

                       Other Issues (e.g. Additional        Generally Support    So long as in best economic
                       Shares; Stock Splits;                Management           interests of clients
                       Repurchases, etc.)                   Recommendations

Corporate Governance   Addition or amendment of             Support Management   Management in best position to
                       indemnification provisions in        Recommendations      know if best for company
                       company's charter or by-laws

                       Other issues (e.g. Confidential      Generally Support    So long as in best economic
                       Voting; Cumulative Voting;           Management           interests of clients
                       Supermajority Requirements)          Recommendations

Compensation           Compensation of Outside Directors    Support Management   Management in best position to
                                                            Recommendations      know if best for company

                       Other Issues (e.g.                   Generally Support    So long as in best economic
                       Executive/Director stock option      Management           interests of clients
                       plans; Employee Stock Option         Recommendations
                       Plans; Option Expensing)

Anti-Takeover          Shareholder rights plans ("Poison    Generally Support    So long as in best economic
Provisions             Pills") (shareholder approval of     Management           interests of clients
                       or ratification of these types of    Recommendations
                       plans)

                       Other Issues (e.g.                   Generally Support    So long as in best economic
                       Reincorporation plans; Fair-Price    Management           interests of clients
                       Proposals, etc.)                     Recommendations

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
Mergers &              Special corporate transactions       Generally Support    So long as in best economic
Acquisitions           (takeovers; spin-offs; sales of      Management           interests of clients
                       assets; reorganizations;             Recommendations
                       restructurings; recapitalizations)

Social & Political     Labor & human rights (global         Generally Support    Generally best not to impose
Issues                 codes of conduct; workplace          Management           these issues from the outside
                       standards)                           Recommendations

                       Other Issues (e.g. Environmental     Support Management   Generally best not to impose
                       issues; Diversity & Equality;        Recommendation       these issues from the outside
                       Health & Safety;
                       Government/Military)

Miscellaneous Items    Selection of Independent Auditors    Support Management   Management in best position to
                                                            recommendation       know if best for company

                       Other Issues (e.g. Limitation of     Generally Support    So long as in best economic
                       non-audit services provided by       Management           interests of clients
                       independent auditors; Audit Firm     Recommendations
                       Rotation; Bundled Proposals, etc.)

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